Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Inquiries:	Karen King
847/585-3899

Media Inquiries:	Pattie Overstreet-Miller
847/851-7351

Lynne Baker
847-851-7006

CAREER EDUCATION CORPORATION ADOPTS ADDITIONAL

MEASURES TO STRENGTHEN CORPORATE GOVERNANCE

Directors Vote to Declassify Board and

Enable Stockholders to Call a Special Meeting;

Adopt Majority Vote Standard for Election of Directors

HOFFMAN ESTATES, IL, February 2, 2006 – Career Education Corporation (NASDAQ:CECO) today announced its Board of Directors has approved additional enhancements in corporate governance to serve the long-term interest of all stakeholders.

The new measures are in addition to a series of corporate governance enhancements already adopted and announced during the past year by the company, including terminating the Shareholder Rights Plan in August 2005 and recently appointing two new independent directors to its Board, Leslie Thornton and Patrick Gross.  Currently, seven out of nine Career Education directors are independent under SEC and NASDAQ rules.  The company also previously implemented minimum stock ownership guidelines for senior management and the Board of Directors, a policy requiring approval for Board members to serve on other outside Boards, and mandatory continuing education for all Board members.

Among the measures adopted by the Board and announced today is its proposal to the stockholders for a phased-in declassification of the Board of Directors.  The proposal provides that, beginning with the 2006 proxy season, Career Education Corporation’s Board slate, if elected, will serve for a one-year term and stand for election annually.  Directors from the prior two years’ classes will serve out their remaining terms, but will then be required to run for re-election annually.

The Board also announced a proposal to enable stockholders to call a special meeting with a two-thirds affirmative vote.  Both proposals to stockholders will be voted on at the company’s annual meeting in May.

Effective today, the Board amended its by-laws to adopt a majority vote standard policy for directors, requiring each director to receive a majority of the votes cast to be elected in uncontested elections. If an incumbent director is not elected by a majority of the votes cast, the director shall offer his or her resignation to the Board.  The Nominating and Governance Committee would then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The Board will publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results.

Robert E. Dowdell, lead director of Career Education’s Board, said, “Today’s announcement is the result of our analysis of recommendations made by corporate governance thought leaders and the recent actions of other public firms, as well as our own commitment to best practices in corporate governance.”

“Career Education continues to be well positioned to deliver high quality education for students, while pursuing profitable growth and offering significant stakeholder value,” added John Larson, Chairman and CEO.  “Our Board and management are committed to operating at the highest levels of effectiveness and integrity and to becoming leaders in sound corporate governance.”

About Career Education Corporation

Career Education Corporation (www.careered.com), through its colleges, schools and universities, offers quality higher education to more than 100,000 students both on-campus and online in a variety of career-oriented disciplines. CEC reports and discusses its operating results in two separate segments: the Colleges, Schools and Universities segment, which represents the results of the campuses providing education on-ground, and the Online Education Group, which represents the results of its campuses providing education online.

The Colleges, Schools and Universities segment includes more than 70,000 students attending one of 80-plus campuses owned by CEC. The on-ground campuses are located throughout the U.S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral degree, master’s degree, bachelor’s degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.

The Online Education Group segment includes more than 30,000 students attending the web-based virtual campuses of either American InterContinental University Online or Colorado Technical University Online. The online campuses of these two universities collectively offer a variety of degrees in information technology, computer science, business, visual communication, health sciences, criminal justice, and education.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed.